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                                                                     Exhibit 5.1

                                December 19, 1996

TIG Holdings, Inc.
65 East 55th Street
New York, New York  10022

         RE:      Registration Statement on Form S-8

Ladies and Gentlemen:

         I am the general counsel of TIG Holdings, Inc., a Delaware corporation (the "Company"). This opinion is provided in connection with the Registration Statement on Form S-8 being filed by TIG Holdings, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), on or about December 19, 1996, relating to the TIG Holdings, Inc. Diversified Savings Restoration Plan (the "Plan").

         As such counsel and in connection with certain matters relating to the Plan, I have reviewed or caused to be reviewed, copies of the Registration Statement, the Plan, the Company's Certificate of Incorporation, as amended and restated, the Company's By-Laws and such documents and records and considered such matters of law as I have deemed necessary to enable me to express the opinions hereinafter set forth. In such review, I have assumed the genuineness of all signatures of all persons signing the Registration Statement, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostat copies.

         Based upon the foregoing, and further subject to the following last paragraph of this letter, I am of the opinion that the Plan has been duly approved by all requisite corporate action and that the unsecured obligations of the Company to pay deferred compensation to the participants in the Plan will be valid, binding and enforceable obligations of the Company.

         I am a member of the bar of the State of New York, and I do not express any opinion herein concerning any laws other than the federal law of the United States and the General Corporation Law of the State of Delaware.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.
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         This opinion is furnished solely in connection with the aforementioned
Registration Statement and is not to be used, circulated, quoted from or otherwise referred to for any other purpose.

                                                            Very truly yours,

                                                            /s/ Peter M. Acton